INDEPENDENT AUDITORS' CONSENT

We consent to the use in the Registration Statement of Claremont Technologies Corp. on Form SB-2 of our Auditors' Report, dated October 22, 2001, on the balance sheet of Claremont Technologies Corp. as of September 30, 2001 and 2000, and the statements of operations and deficit, cash flows, and stockholders' equity for the years then ended.

In addition, we consent to the reference to us under the heading "Experts" in such Registration Statement.

Vancouver, Canada

"Morgan & Company"

November 16, 2001                                                                                                         Chartered Accountants